Exhibit 10.4

ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eleventh Amendment to Employment Agreement is made and entered into as of March 1, 2007, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Thomas Martin (“Executive”).

Recitals

A)	On March 31, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on ten prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 3.1 of the Employment Agreement, which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2007 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended, effective as of March 1, 2007, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2008 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

/s/ THOMAS MARTIN	By:	/s/ JOSE LUIS LAPARTE
Thomas Martin	Name:	Jose Luis Laparte
	Its:	President